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                                  EXHIBIT 3.2
                                  -----------

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                VOICE DIARY INC.

      Voice Diary Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of said corporation, by the unanimous consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  RESOLVED, that the Certificate of Incorporation of Voice Diary Inc. be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

                  4. (a) The total number of shares of capital stock of all classes of the Corporation shall have the authority to issue is 20,010,000 shares of Common Stock ("Common Stock") which shall be divided into two classes as follows: (i) 20,000,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock") and (ii) 10,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock").

      SECOND:  That  in  lieu  of  a  meeting  and  vote  of  stockholders,  the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said Voice Diary Inc. has caused this certificate to be signed by Arie Hinkis, its President, this 14th day of May, 2003.

                                          VOICE DIARY INC.

                                          By
                                          -----------------------------------
                                          Arie Hinkis, President and Director


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